UNISOURCE ENERGY CORPORATION
EXHIBIT 11 - COMPUTATION OF EARNINGS PER SHARE


                                                        Three Months Ended
                                                           September 30,
                                                         2001        2000
                                                        ------      ------
                                                     - Thousands of Dollars -
                                                     (except per share data)

BASIC EARNINGS PER SHARE:

 Net Income                                            $15,548    $17,239

 Average Shares of Common Stock Outstanding             33,472     32,423
                                                      ---------   --------

Basic Earnings Per Share                               $  0.46    $ 0. 53
                                                      =========   ========


DILUTED EARNINGS PER SHARE:

 Net Income                                            $15,548    $17,239

 Average Shares of Common Stock Outstanding             33,472     32,423
 Effect of Dilutive Securities:
  Warrants                                                 123         -
  Options and Stock Issuable under Employee Benefit
   Plans                                                   642        467
                                                      ---------   --------
 Total Shares                                           34,237     32,890
                                                      ---------   --------
Diluted Earnings Per Share                             $  0.45    $  0.52
                                                      =========   ========

     At September 30, 2001, UniSource Energy had no outstanding warrants. There were 4.6 million of TEP warrants outstanding that were exercisable into TEP common stock. However, the dilutive effect is the same as it would be if the warrants were exercisable into UniSource Energy Common Stock.




















UNISOURCE ENERGY CORPORATION
EXHIBIT 11 - COMPUTATION OF EARNINGS PER SHARE


                                                         Nine Months Ended
                                                           September 30,
                                                         2001        2000
                                                        ------      ------
                                                     - Thousands of Dollars -
                                                      (except per share data)

BASIC EARNINGS PER SHARE:

 Net Income Before Cumulative

  Effect of Accounting Change                          $ 47,597   $28,140

 Cumulative Effect of Accounting Change                     470         -
                                                       --------  --------
 Net Income                                            $ 48,067   $28,140

 Average Shares of Common Stock Outstanding              33,360    32,397
                                                       --------  --------

Basic Earnings Per Share Before Cumulative
 Effect of Accounting Change                           $   1.43   $  0.87

Basic Earnings Per Share From Cumulative
 Effect of Accounting Change                               0.01         -
                                                       --------  --------
Basic Earnings Per Share                               $   1.44   $  0.87
                                                       ========  ========

DILUTED EARNINGS PER SHARE:

 Net Income Before Cumulative
  Effect of Accounting Change                         $ 47,597     $28,140

 Cumulative Effect of Accounting Change                    470           -
                                                     ---------    --------
 Net Income                                           $ 48,067     $28,140

 Average Shares of Common Stock Outstanding             33,360      32,397
 Effect of Dilutive Securities:
  Warrants                                                 180           -
  Options and Stock Issuable under Employee Benefit
   Plans                                                   676         436
                                                      ---------    --------
 Total Shares                                           34,216      32,833
                                                      ---------    --------
Diluted Earnings Per Share Before Cumulative
  Effect of Accounting Change                         $   1.39     $  0.86

Diluted Earnings Per Share From Cumulative
     Effect of Accounting Change                          0.01           -
                                                     ---------    --------
Diluted Earnings Per Share                            $   1.40     $  0.86
                                                     =========    ========
      At September 30, 2001, UniSource Energy had no outstanding warrants. There were 4.6 million of TEP warrants outstanding that were exercisable into TEP common stock. However, the dilutive effect is the same as it would be if the warrants were exercisable into UniSource Energy Common Stock.